Exhibit 99.(q)

FORM OF POWER OF ATTORNEY

I, the undersigned Director of THE HENSSLER FUNDS, INC. (the “Fund”), do hereby constitute and appoint Gene W. Henssler, Ph.D my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity, any Registration Statement of the Fund on Form N-i A, all Pre-Effective Amendments to any Registration Statement of the Fund, any and all subsequent Post-Effective Amendments to said Registration Statement, any supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories. I hereby ratify and confirm all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on the date set forth below.

/s/ Gene W. Henssler

President, Director,

Dated: 8/28/08